Exhibit 99.1

CITITRENDS ANNOUNCES SECOND QUARTER FISCAL 2026 RESULTS

Company raises Fiscal 2026 outlook

Q2 2026 total sales increased 10.9% to $211.6 million; year-to-date total sales increased 12.7% to $442.5 million

Q2 2026 comparable store sales growth of 10.5%, 19.7% on a two-year basis; year-to-date comparable store sales of 12.2%, 21.8% on a two-year basis

Net Income for the first half of Fiscal 2026 of $6.8 million; adjusted EBITDA* of $19.4 million, an increase of $14.1 million to first half 2025 results

SAVANNAH, GA (August 25, 2026) — Citi Trends, Inc. (NASDAQ: CTRN), a leading off-price value retailer of apparel, accessories and home trends primarily for Black families in the United States, today reported results for the second quarter ended August 1, 2026. For purposes of comparison, unless otherwise stated, metrics in this release are compared to the 13-week quarter and 26-week year-to-date period ended August 2, 2025.

Chief Executive Officer Comments

Ken Seipel, Chairman and Chief Executive Officer said; “CITITRENDS delivered another strong quarter, with comparable store sales increasing 10.5% and 19.7% on a two-year basis, marking our eighth consecutive quarter of comparable store sales growth. Just as importantly, our disciplined execution is translating that sales momentum into significantly improved profitability, with first half net income of $6.8 million and adjusted EBITDA* of $19.4 million -- already exceeding the adjusted EBITDA* we generated for all of fiscal 2025.”

Seipel continued; “We remain focused on consistent execution, strong sales flow-through to profit, and disciplined growth. With continued momentum in our merchandise strategy, launch of our new Insiders Club customer relationship management platform, a growing new-store pipeline, and a strong, debt-free balance sheet, we believe CITITRENDS is increasingly well positioned to accelerate profitable growth and create meaningful long-term shareholder value.”

CITITRENDS Brand Promise:

Styles That See You, Prices That Amaze You and Trends That Tell Your Story

Financial Highlights – Second Quarter 2026

•	Total sales of $211.6 million increased $20.9 million, or 10.9% vs. Q2 2025; comparable store sales increased 10.5% compared to Q2 2025 driven by increases in average basket and transaction count

•	Gross margin of 40.6% an increase of 60 basis points vs. Q2 2025 due to improved merchandise margin and investments to reduce shrink, slightly offset by higher freight due to increased fuel surcharges

•	SG&A expense dollars of $82.3 million, $80.4 million as adjusted*, or 38.0% of sales vs. Q2 2025 SG&A expense of $78.9 million, or $77.4 million as adjusted*, or 40.6% of sales

•	Net loss of $0.9 million or adjusted net income* of $0.4 million vs. net income of $3.8 million in Q2 2025 (which included an $11.0 million gain on the sale of the Savannah office building), or adjusted net loss* of $5.4 million

•	Adjusted EBITDA* of $5.5 million, an increase of $6.6 million compared to adjusted EBITDA* loss of $1.1 million in Q2 2025

•	Real Estate: Opened four stores and closed one, ending the period with 594 locations. Remodeled 26 stores, completing 51 remodels for the year

•	Cash of $55.9 million at quarter-end, with no debt and no borrowings under a $75 million credit facility

•	Merchandise inventory was $126.4 million at the end of the quarter, an increase of 7.5% vs. Q2 2025

Financial Highlights – 26 weeks ended August 1, 2026

•	Total sales of $442.5 million increased $50.0 million, or 12.7% vs. 2025; comparable store sales increased 12.2% compared to 2025, 21.8% on a two-year basis

•	Net income of $6.8 million, $10.1 million as adjusted*, vs. net income of $4.7 million in 2025, or adjusted net loss* of $3.0 million

•	Adjusted EBITDA* of $19.4 million compared to $5.3 million in 2025; improvement to last year of $14.1 million driven by higher sales, 50 basis point increase in gross margin rate and 260 basis points of SG&A leverage

Fiscal 2026 Outlook

The Company is updating its outlook for fiscal 2026 to incorporate second quarter results while maintaining its outlook for the second half of the year. Resulting outlook for fiscal 2026 compared to fiscal 2025 is as follows:

•	Expecting comparable store sales growth in the range of 9% to 11%, slightly higher than previous outlook of 8% to 10%. Total sales growth is expected to be 10% to 12% for the year, slightly higher than previous outlook of 9% to 11%

•	Gross margin is expected to expand approximately 50 to 70 basis points, in line with our previous outlook

•	Adjusted SG&A* is expected to leverage approximately 160 to 180 basis points, higher than previous outlook of 130 to 160 basis points, due to the impact of higher sales on the fixed cost structure and ongoing disciplined expense control

•	Adjusted EBITDA* is expected to be in the range of $38 million to $42 million, higher than previous outlook of $35 million to $40 million; at the midpoint, adjusted EBITDA margin* is expected to expand by approximately 230 basis points, higher than previous outlook of approximately 200 basis points

•	New store count for 2026 is expected to be 20 versus the prior estimate of 25. The company also expects to invest in an additional 10 to 15 remodels, above the prior guidance of 50 remodels

•	Capital expenditures are expected to be in the range of $35 million to $40 million, consistent with previous outlook, with the majority of the spend on new stores and remodels

Investor Conference Call and Webcast

CITITRENDS will host a conference call today at 9:00 a.m. ET. The live broadcast of CITITRENDS' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until September 1, 2026, by dialing (844) 512-2921 and entering the passcode,13761505.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measures under the header “Fiscal 2026 Outlook” without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’s control and its unavailability could have a significant impact on its financial results.

About CITITRENDS

Citi Trends, Inc. is a leading off-price value retailer of apparel, accessories and home trends primarily for Black families in the United States. The CITITRENDS brand promise is clear: styles that see you, prices that amaze you and trends that tell your story. The Company operates 594 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “expects,” “continue,” “anticipate,” “intend,” “expect,” “upcoming,” “trend,” “guidance,” “outlook” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance, including under the section “Fiscal 2026 Outlook” and our ability to deliver on such financial outlook are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions or trade relationships; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand and to manage inventory shrinkage; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in the Company’s markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays and costs associated with building, remodeling, assuming leases, opening and operating new stores; delays and costs associated with building, and opening or expanding new or existing distribution centers; changes in regulator’s requirements or stakeholder’s expectations on environmental, social and sustainability related topics; challenges in effectively managing the use of artificial intelligence; and strategic transactions that could negatively impact our liquidity, increase our expenses, or present significant distractions to management. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro
ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Second Quarter
	2026	2025	2024
Net sales	$211,632	$190,750	$176,552

Cost of sales (exclusive of depreciation shown separately below)	(125,743)	(114,477)	(121,624)
Selling, general and administrative expenses	(82,296)	(78,905)	(73,780)
Depreciation	(5,446)	(4,548)	(4,782)
Asset impairment	-	(263)	(1,261)
Gain on insurance	146	-	-
Gain on sale of building	-	10,960	-
Income (loss) from operations	(1,707)	3,517	(24,895)
Interest income	541	389	611
Interest expense	(89)	(88)	(80)
Income (loss) before income taxes	(1,255)	3,818	(24,364)
Income tax expense	324	-	5,951
Net income (loss)	$(931)	$3,818	$(18,413)

Basic net income (loss) per common share	$(0.11)	$0.48	$(2.21)
Diluted net income (loss) per common share	$(0.11)	$0.46	$(2.21)

Weighted average number of shares outstanding
Basic	8,183	8,033	8,337
Diluted	8,183	8,314	8,337

	Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025	August 3, 2024
Net sales	$442,490	$392,478	$362,841

Cost of sales (exclusive of depreciation shown separately below)	(264,373)	(236,395)	(235,878)
Selling, general and administrative expenses	(162,041)	(153,792)	(147,991)
Depreciation	(10,554)	(8,918)	(9,576)
Asset impairment	-	(327)	(1,261)
Gain on insurance	146	-	-
Gain on sale of building	-	10,960	-
Income (loss) from operations	5,668	4,006	(31,865)
Interest income	1,188	847	1,460
Interest expense	(175)	(164)	(158)
Income (loss) before income taxes	6,681	4,689	(30,563)
Income tax (expense) benefit	142	-	8,724
Net income (loss)	$6,823	$4,689	$(21,839)

Basic net income (loss) per common share	$0.84	$0.58	$(2.63)
Diluted net income (loss) per common share	$0.80	$0.57	$(2.63)

Weighted average number of shares outstanding
Basic	8,155	8,033	8,295
Diluted	8,477	8,242	8,295

CITI TRENDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	August 1, 2026	August 2, 2025
Assets:
Cash and cash equivalents	$55,892	$50,397
Inventory	126,385	117,566
Prepaid and other current assets	21,015	21,241
Property and equipment, net	58,761	50,522
Operating lease right of use assets	222,781	216,420
Other noncurrent assets	2,174	1,262
Total assets	$487,008	$457,408

Liabilities and Stockholders' Equity:
Accounts payable	$106,205	$96,245
Current operating lease liabilities	44,466	43,344
Accrued liabilities	27,298	26,457
Other current liabilities	1,510	1,330
Noncurrent operating lease liabilities	180,383	174,145
Other noncurrent liabilities	2,500	2,647
Total liabilities	362,362	344,168

Total stockholders' equity	124,646	113,240
Total liabilities and stockholders' equity	$487,008	$457,408

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
(in thousands, except per share data)

The Company uses certain financial measures, including adjusted SG&A, adjusted net income (loss), adjusted EBITDA, and adjusted EBITDA margin to understand and evaluate the Company’s current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures provide meaningful supplemental information about our financial results to investors. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies and should be considered in addition to and not as a substitute for, or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. These Non-GAAP measures have no standardized meanings and are not defined by GAAP. The Company is providing a reconciliation of each of these non-GAAP financial measures to their most comparable financial measures on a GAAP basis.

Beginning in 2026 the Company updated its definition of Adjusted Net Income, Adjusted EBITDA and Adjusted SG&A to include an addback of equity-based compensation expense. Equity-based compensation is a non-cash expense that the Company does not use to assess core profitability and the Company believes excluding equity-based compensation will improve comparability and provide greater transparency of cash generated from operations. Prior period information presented has been adjusted to reflect this change.

During Q1 2026, the Company announced to its associates a workforce model transition program designed to shift the Company from a location-flexible workforce model adopted in 2020 to an office-based workforce model concentrated in Savannah and New York. The program requires relocation of approximately 30 leadership and associate roles in certain support functions. Implementation, beginning in Q2 2026, will result in costs including severance, relocation assistance, and recruiting costs. The program is expected to be completed during Q1 2027, with no further implementation expenses to be incurred after that time frame.

	Second Quarter
	August 1, 2026	August 2, 2025
Reconciliation of Adjusted SG&A
SG&A	$(82,296)	$(78,905)
Equity based compensation	1,452	1,483
Shareholder matters⁴	215	(30)
Leadership succession²	130	—
Workforce model transition	89	—
Severance¹	—	69
Adjusted SG&A	$(80,410)	$(77,383)

	Second Quarter
	August 1, 2026	August 2, 2025
Reconciliation of Adjusted Net Income (Loss)
Net (loss) income	$(931)	$3,818
Gain on insurance	(146)	—
Gain on sale of building	—	(10,960)
Asset impairment	—	263
Equity based compensation	1,452	1,483
Shareholder matters⁴	215	(30)
Leadership succession²	130	—
Workforce model transition	89	—
Severance¹	—	69
Tax effect	(449)	—
Adjusted net income (loss)	$360	$(5,357)

	Second Quarter
	August 1, 2026	August 2, 2025
Reconciliation of Adjusted EBITDA
Net income (loss)	$(931)	$3,818
Interest income	(541)	(389)
Interest expense	89	88
Income tax expense	(324)	—
Depreciation	5,446	4,548
Gain on insurance	(146)	—
Gain on sale of building	—	(10,960)
Asset impairment	—	263
Equity based compensation	1,452	1,483
Shareholder matters⁴	215	(30)
Leadership succession²	130	—
Workforce model transition	89	—
Severance¹	—	69
Adjusted EBITDA	$5,479	$(1,110)

	Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Reconciliation of Adjusted SG&A
SG&A	$(162,041)	$(153,792)
Equity based compensation	2,755	2,451
Leadership succession²	266	—
Lease termination fee⁵	—	390
Workforce model transition	89	—
Severance¹	—	388
Shareholder matters⁴	215	146
Cyber incident expenses³	—	(402)
CEO transition expenses²	—	—
Adjusted SG&A	$(158,716)	$(150,819)

	Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Reconciliation of Adjusted Net income (loss)
Net income	$6,823	$4,689
Gain on sale of building	—	(10,960)
Gain on insurance	(146)	—
Asset impairment	—	327
Equity based compensation	2,755	2,451
Workforce model transition	89	—
Leadership succession²	266	—
Lease termination fee⁵	—	390
Severance¹	—	388
Shareholder matters⁴	215	146
Cyber incident expenses³	—	(402)
Tax effect	68	—
Adjusted net income (loss)	$10,070	$(2,971)

	Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025
Reconciliation of Adjusted EBITDA
Net income	$6,823	$4,689
Interest income	(1,188)	(847)
Interest expense	175	164
Income tax expense	(142)	—
Depreciation	10,554	8,918
Gain on sale of building	—	(10,960)
Gain on insurance	(146)	—
Asset impairment	—	327
Equity based compensation	2,755	2,451
Leadership succession²	266	—
Shareholder matters⁴	215	146
Workforce model transition	89	—
Severance¹	—	388
Lease termination fee⁵	—	390
Cyber incident expenses³	—	(402)
Adjusted EBITDA	$19,401	$5,264

[1] Represents severance and related costs resulting from the CEO transition and subsequent implementation of CEO-led organizational changes.
[2] Represents executive search costs incurred related to succession planning for our key leadership roles.
[3] Represents costs associated with the cyber disruption of the Company's back office and distribution center IT systems in January 2023.
[4] Represents costs related to requests and inquiries from a significant shareholder.
[5] Represents a lease termination fee associated with the closure of a store.